United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

April 18, 2007
(Date of Report)

LogSearch, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-115053	09-0420135
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yu Lei Bay, Lipu, Guangxi, P.R. China		546600
(Address of principal executive offices)		(Zip Code)

86-773-723 3098
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 18, 2007, the Registrant entered into an agreement and plan of merger with LGSE Merger Sub, Inc. (“SUB”), China Lipu Paper Limited (“CLP”), Fangde Zhang, Mingli Zhang, Lanrong Wei, Jianqiang Peng, Mengfang Chen, Wenwen Li, Jiajie Chen, Xiaoyan Zeng, Shaoqiu Li, Shenzhen Huayin Guaranty & Investment Company Limited, Arjuno Investments Limited, Billion Hero Investments Limited, Even Bright Investments Limited, Innovation Gaining Investments Limited, and Nation City Investments (the “Merger Agreement”). A copy of the Merger Agreement is being filed as Exhibit 10.2 to this Current Report.

The transaction described in the Merger Agreement is referred to in this Current Report as the “Merger Transaction.” A summary of the Merger Transaction, as well as the material terms and conditions of the Merger Agreement, are set forth below, but such summary is qualified in its entirety by the terms and condition of the Merger Agreement, which are incorporated herein by this reference.

1. The Parties to the Merger Agreement

Prior to the completion of the Merger Transaction on April 18, 2007, LGSE Merger Sub, Inc. was a Nevada corporation and a wholly owned subsidiary of the Registrant.

CLP is a corporation formed on August 10, 2006 under the laws of the British Virgin Island. CLP owns all of the issued and outstanding stock and ownership of Guangxi Forestry Lipu Paper Company Limited, Guangxi Lvbao Waste Paper Recycling Company Limited, and Guangxi Hengli Power Company Limited. Additional information about CLP, including audited financial statements for the past two fiscal years, is contained elsewhere in this Current Report.

Prior to the completion of the Merger Transaction on April 18, 2007, Fangde Zhang, Mingli Zhang, Lanrong Wei, Jianqiang Peng, Mengfang Chen, Wenwen Li, Jiajie Chen, Xiaoyan Zeng, Shaoqiu Li, Shenzhen Huayin Guaranty & Investment Company Limited, Arjuno Investments Limited, Billion Hero Investments Limited, Even Bright Investments Limited, Innovation Gaining Investments Limited, and Nation City Investments Limited were the shareholders of CLP (the “CLP Shareholders”). In addition, Fangde Zhang is the president and director of CLP.

2. The Merger Transaction

Pursuant to the Merger Agreement, CLP merged with SUB, with CLP as the survivor of the merger. As a result of the Merger Transaction, CLP became a wholly owned subsidiary of the Registrant, which, in turn, made the Registrant the indirect owner of the three Chinese operating company subsidiaries of CLP.

3. The Merger Consideration

Under the Merger Agreement, in exchange of surrendering their shares in CLP, the CLP Shareholders received only stock consideration. The stock consideration consisted of an aggregate of 27,027,968 newly issued shares of the Registrant’s common stock, which were divided proportionally among the CLP Shareholders in accordance with their respective ownership interests in CLP immediately before the completion Merger Transaction.

4. The Merger Agreement

There was no delay between the signing of the Merger Agreement and the closing of the Merger Agreement; both occurred on April 18, 2007. The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the merger. The Merger Agreement contains reciprocal indemnification provisions that provide for indemnification in the event of a breach of a representation or warranty. The indemnification provisions survive the closing of the Merger Transaction for 18 months.

5. Material Relationships

There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 18, 2007, the Registrant entered into the Merger Agreement, pursuant to which the Registrant completed the Merger Transaction and acquired CLP from the CLP Shareholders and thereby indirectly acquired CLP’s three Chinese operating subsidiary companies. Further information about the Merger Agreement and the Merger Transaction is provided above under Item 1.01 of this Current Report.

In exchange for transferring CLP to the Registrant, the CLP Shareholders received stock consideration consisting of 27,027,968 newly issued shares of the Registrant’s common stock, which were divided proportionally among the CLP Shareholders in accordance with their respective ownership interests in CLP immediately before the completion Merger Transaction. Further information about the merger consideration is provided above under Item 1.01 of this Current Report.

There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Merger Transaction. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10-SB under the Exchange Act, reflecting the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger Transaction, with such information reflecting the Registrant and its securities upon consummation of the Merger Transaction.

Description of Business

China Lipu Paper Limited, or CLP, is a holding company formed on August 10, 2006 under the laws of the British Virgin Island. CLP owns all of the issued and outstanding stock and ownership of Guangxi Forestry Lipu Paper Company Limited, Guangxi Lvbao Waste Paper Recycling Company Limited, and Guangxi Hengli Power Company Limited. Lipu, Guangxi, P.R. China 546600. The core business of CLP is operated by Guangxi Forestry Lipu Paper Company Limited. Guangxi Lvbao Waste Paper Recycling Company Limited and Guangxi Hengli Power Company Limited are the subsidiaries established to assist the operating of core business and reduce the operating cost. All three subsidiaries are located in the same location - Unit - China Lipu Paper Limited, Yu Lei Bay. There are no bankruptcy, receivership or similar proceedings for CLP and its subsidiaries.

Guangxi Forestry Lipu Paper Company Limited (or “GFLP”) was formed on June 14, 1998 under the laws of People’s Republic of China. GFLP is engaged in the business of manufacturing cardboard and cartons. Fangde Zhang is the President and Director of GFLP.

Guangxi Lvbao Waste Paper Recycling Company Limited (or “GLWP”) was formed on April 7, 2000 under the laws of People’s Republic of China. GLWP is engaged in the business of waste paper recycling. Shaoqiu Li is the President and Director of GLWP.

Guangxi Hengli Power Company Limited (or “GHLP”) was formed on December 24, 2003 under the laws of People’s Republic of China. GHLP is engaged in the business of power generation. Bingchao Li is the President and Director of GHLP.

  The main products for CLP are cardboard and paper cartons. Cardboard is used for packaging of a variety of products including cotton goods, daily use products, electrical appliances and others. The paper cartons include different kinds of printing paper including, ordinary printing paper, colored art printing paper, newsprint paper and others.

  CLP adopts direct sales and commercial agents method for the sales of products.
Until April 15, 2007, there are 18 full time personnel in the marketing and sales department of the company. The regional market sales chart of the company is as follow:

Regional Market Sales in 2006
Regions (Province)	Percentage
Guangxi	16.89%
Guangdong	71.32%
Guizhou	0.97%
unan	2.19%
Zhejiang	7.02%
Others	1.46%
Oversea	0.15%
Total	100%

The five largest competitors are: Guangxi Gou Fa Lin Ye Paper Company Limited, Yongzhou Tai Ge Lin Paper Industry Company Limited, Dongguan Jiu Long Paper Industry Company Limited, Liujiang Paper Industry Company Limited, and Nanning Feng Huang Paper Industry Company Limited.

The five largest suppliers of raw material during the first quarter of 2007 are: Chunxiu Lo for woods, Guangzhou Ai Di International Trading Company Limited for imported waste paper, Jianqiang Feng for local waste paper, Tianjin Ju Fa Xiang Chemical Company Limited for color-dye materials, and Meiye Lo for coals.

The five largest customers are as follow:

Name	Percentage
Jiangmen Heng Cheng Paper Industry Company	7.86%

Si Hai Packaging Company	6.35%

Lipu Fei Tao Paper Products Company	5.74%

Shenzhen Hu Wen Trading Company Limited	4.43%

Zhongshan Xiao Lan Xing Ming Paper Trading Company	3.71%

Others	71.91%
Total	100%

Guangxi Forestry Lipu Paper Company Limited has a business registered trademark - “LITA”. GFLP has its own research and development department, and has spent approximately RMB 5 million in research and development during the last two fiscal years (2005 and 2006).

CLP has a total of 706 employees: Guangxi Forestry Lipu Paper Company Limited currently has 619 full time employees; Guangxi Lvbao Waste Paper Recycling Company Limited currently has 25 full time employees, and Guangxi Hengli Power Company Limited currently has 62 full time employees.

Risk Factors Relating to the Business of CLP and Subsidiaries

Risk related to competition

The market for the paper industry is highly competitive. In recent years, every large domestic paper factory expands the production scale further one after another. The competitors improve its product quality; reduce the production cost and investing more capital into their companies. Some of them have already established joint venture with large production ability in South China, East China and overseas. We face competition from all these companies.

Risk affected by the macro economy

The paper making industry is categorized under original raw material industry. Therefore, the business growth performs according to the national macro social and economic situation, which will influence profitability. Over the last few years, China's economy has registered a high growth rate and there have been indications that rates of inflation have increased. The increase in the price of raw material will influence the profitability of our business.

Risk related to marketing location

CLP products are sold mainly to the areas of Guangxi and Guangdong provinces in China. The products of CLP only possess stronger competitive advantage in these markets. Once there are supply changes in the above locations, there might be a decrease in the demand for the company’s products, which will have a negative impact on company’s revenue.

Risk of margin between production scale and sales

The production scale can be expanded quickly but the marketing and sales scale might not be increased correspondingly. The company will face the investment risk if the company cannot exploit new market effectively and eventually causing the inventories to accumulate.

Risk related to main raw material supply and the risk of price

The main raw material for the company is wasted paper, imported paper, wood and bamboo. The availability of wasted paper would be affect by the weather as well as the competition for the same by other industries. It would then make the price increase. Timber and bamboo timber are purchased from the area of Guangxi; the price rises and falls according to the domestic market conditions. The wasted papers are imported and thus the price fluctuates with the international market conditions.

Company's raw materials cost consumes a large percentage of the total production cost because domestic wasted paper and foreign wasted paper price increases throughout recent years. The increase on raw materials cost directly influence the operating costs of the company. If the wasted paper is in short supply, the price will go up and will cause the production cost of the company to rise, and thus a lower net profit.

Risk related to major customer’s concentration

The major customers are comparatively centralized. A reduction, delay, or cancellation of orders from one or more of our customers or the loss of one or more customer relationships could significantly reduce our revenues.

Risk related to potential safety hazard

The company has potential fire hazard because of the easy flammable raw materials. Though the company has never experienced a fire and caused damages in the raw materials ground, there remains a potential fire hazard. If there is a fire in the company’s plant it could significantly decrease the productivity and thus revenues of the company.

Management’s Discussion and Analysis or Plan of Operation

Forward Looking Statements

The information in this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Registrant’s capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “Intend”, “anticipate”, “believe”, estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. Actual events or results may differ materially. The Registrant disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Management’s Discussion and Analysis

Following the Merger Transaction, CLP become a direct subsidiary. The following discussion and analysis summarizes the significant factors affecting CLP’s results of operations for fiscal year 2006 compared to fiscal year 2005. This discussion and analysis should be read in conjunction with the financial statements and notes included with this report.

Results Of Operations

The following table presents the statement of operations for the year ended December 31, 2006 as compared to the comparable period of the year ended December 31, 2005 for CLP. The discussion following the table is based on these results.

	2006	2005

Sales, net	$31,070,512	$30,010,365

Cost of sales	23,669,295	21,056,902
Gross profit	7,401,217	8,953,463

General and administrative expenses	2,139,766	2,943,954
Income from operations	5,261,451	6,009,509

Other (Income) Expense
Investment income	(1,965)	(1,591)
Interest expense	924,645	992,516
Other income net	(1,312,975)	(508,982)
Total Other (Income) Expense	(390,295)	481,943
Income before income taxes	5,651,746	5,527,566

Provision for income taxes	584,002	684,334
Net income	$5,067,744	$4,843,232

Gross Profit

Gross Profit for the year ended December 31, 2006 totaled $7,401,217 compared to $8,953,463 for the year ended December 31, 2005, a decrease of $1,552,246 or approximately 17.3%. The decrease was due to increase in the price of raw materials and oil-made chemical supplements.

General and administrative Expenses

Total operating expenses for the year ended December 31, 2006 totaled $2,139,766 compared to $2,943,954 for the year ended December 31, 2005. The decrease in operating expenses of $804,188 was due to the decrease in expenses related to sales and bad debts accounts.

Income (Loss) from Operations

Income (loss) from operations for the year ended December 31, 2006 was $5,261,451 as compared to income from operations of $6,009,509 for the year ended December 31, 2005, a decrease of $748,058. The decrease was due to the increase in the price of raw materials and oil-made chemical supplements which caused the decrease in Gross Profit.

Interest Expense

Interest expense for 2006 totaled $924,645 compared to $992,516 for 2005, a decrease of $67,871. The decrease in interest expense was due to the decrease of the loan.

Net Income

Net income was $5,067,744 for the year ended December 31, 2006 compared to $4,843,232 for the same period in 2005, an increase of $224,512. The increase was due to the decrease in expenses.

Liquidity and Capital Resources

Cash has historically been generated from operations. Operations and liquidity needs are funded primarily through cash flows from operations and short-term borrowings. Cash and cash equivalents were $115,521 at December 31, 2006 and current assets totaled $23,454,233 at December 31, 2006. The Company's total current liabilities were $27,144,003 at December 31, 2006. Working capital at December 31, 2006 was $(3,689,770). We believe that the funds available to us are adequate to meet our operating needs for 2007. During 2006, net cash provided by operating activities was $1,033,267. Cash provided by financing activities was $349,529 for 2006.

Capital expenditures

Total capital expenditures during the year ended December 31, 2006 and 2005 were $1,483,679 and $2,490,799, respectively.

Working Capital Requirements

Historically operations and short term financing have been sufficient to meet our cash needs. We believe that we will be able to generate revenues from sales. However, our actual working capital needs for the long and short term will depend upon numerous factors, including operating results, competition, and the availability of credit facilities, none of which can be predicted with certainty. Future expansion will be limited by the availability of financing products and raising capital.

Off-Balance Sheet Arrangements

We have never entered into any off-balance sheet financing arrangements and have never established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Plan of Operation

As a result of the closing of the Merger, the Registrant became a holding company and has no significant business operations or assets other than its interest in the three operating subsidiaries, its accounting predecessor companies. The Registrant’s operating subsidiaries’ short to mid-term strategic plan is to focus on market expansion in the Chinese domestic market. The long-term strategic goal is to focus on market expansion in the international market.

The Registrant may issue additional shares of capital stock to raise additional cash for working capital in the next twelve months. If the Registrant issues additional shares of capital stock, the stockholders will experience dilution in their respective percentage ownership in the Registrant. The Registrant has not decided on the amount of the cash needed for working capital at this point. Working capital will be used for expanding domestic market by establishing more production lines and purchasing new equipments.

Description of Property

The assets of the Registrant and its subsidiaries on a consolidated, post-merger basis include cash and cash equivalents, accounts receivable from customers, notes receivables, inventories, trade deposits, and prepaid expenses.

CLP’s headquarters are located in China at Unite - China Lipu Paper Limited, Yu Lei Bay, Lipu, Guangxi, P.R. China 546600. The headquarters, consisting one office building and 20 factory buildings, is located on an approximate area of 200,000 square meters of land. Total area for the buildings is approximately 60,000 square meters. All the buildings and the land are owned by CLP. As a result of the Merger, the corporate office of the Registrant will be relocated to the above address. There are no present plans for the improvement or development for all the properties.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of April 17, 2007, concerning shares of common stock of the Company, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Company to own beneficially more than five percent of the common stock, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

	Amount and Nature	Percentage of
Name and Address of Beneficial Owner(1)	of Beneficial Ownership	Common Stock (2)

Biao Tan	18,000,000	85.5%

AlDirectors and executive officers as a group (1 person)	18,000,000	85.5%

(1)
Unless otherwise indicated in the footnotes to the table, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Percentages of less than one percent have been omitted from the table.

(2)	Based on 21,050,000 shares of common stock of the Registrant outstanding.

Change in Control Arrangements

There are currently no arrangements that would result in a change in control of the Registrant.

Directors and Executive Officers, Promoters and Control Persons

Biao Tan, Director, President and Chief Financial Officer

Mr. Tan, born in September 1970, age 36, has been employed as a Human Resource Director by Jing Ying Zhi Mo Industry (Shenzhen) Company Limited from August 2005 until now, where he manage the company's human resource department. He was employed as a Human Resource manager by Jiangmen Dong Mei Electronics Industry Company Limited from 2003 until July 2005, where he also manage the company's human resource department.

Mr. Tan does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Tan and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Tan (or any member of his immediate family) had or is to have a direct or indirect material interest.

Mr. Tan has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Tan has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Mr. Tan has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Executive & Director Compensation

The following table sets forth summary information concerning the compensation received for services rendered to us during the last two fiscal years by the officer and director.

	Annual Compensation
Name & Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards
James Durward
Former CEO, President, and Director	2005	0	0	0
	2006	0	0	0

Biao Tan
CEO, President, and Director	2007	0	0	0

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

At present, the Registrant is operated by its Executive Officers and Directors at no compensation and no compensation has been paid or accrued to date. No Executive Officer or Director is expected to be paid in excess of $50,000 within the next twelve (12) months.

There are currently no employment contracts with any Officers or Directors of the Company.

The Registrant has no pension or profit sharing plan. We may change or increase salaries as profits and cash flow allow; however, there are no present plans to do so.

Options

There are no options currently outstanding.

Certain Relationships and Related Transactions

Except as otherwise disclosed herein or incorporated herein by reference, there have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

Description of Securities

Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

Market Price of and Dividends on the Registrant’s Common Equity
and Related Stockholder Matters

The Registrant’s common stock is traded on the OTCBB under the symbol “LGSE”. As of April 17, 2007, the market price for the Registrant’s common stock was $0.75 per share. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. There is currently minimal trading volume.

As of April 17, 2007, there were approximately 93 holders of record of the Registrant’s common stock.

The Registrant has no plans to declare cash dividends on its common stock in the future and has not declared any thus far during fiscal year 2007 or during the last two completed fiscal years. There are no restrictions that limit the ability of the Registrant to declare cash dividends on its common stock and the Registrant does not believe that there are any that are likely to do so in the future.

Legal Proceedings

The Registrant, its subsidiaries and its property are not a party to any pending legal proceeding.

Changes in and Disagreements with Accountants

Not applicable.

Recent Sales of Unregistered Securities

Not applicable

The following information is an itemization of all expenses incurred in relation to the offering from the effective date of the registration statement:

Expense	Amount of Expense	Direct or indirect payments to Directors, Officers, Affiliates or Persons Holding more than 10% of the shares of LogSearch, Inc.	Direct or Indirect Payments to others
Professional Fees	$20,657.00	$0.00	$20,657.00
Other General & Administrative Expenses	$0.00	$0.00	$0.00

There were no direct or indirect payments to Directors, Officers, Affiliated or Persons Holding more than 10% of the shares of the Registrant.

Indemnification of Directors and Officers

The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Item 3.02 Unregistered Sales of Equity Securities.

On or about April 19, 2007, the Registrant issued an aggregate of 27,027,968 shares of its common stock to the CLP Shareholders. The shares were issued as consideration in the Merger Transaction pursuant to the Merger Agreement, which is described above under Item 1.01 of this Current Report. The parties used a valuation of $0.75 per share for the issuance.

1. Section 4(2) of the Securities Act

The shares were issued to the CLP Shareholders without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act. Section 4(2) of the Securities Act exempts from registration “transactions by an issuer not involving any public offering.” To qualify for this exemption, the purchasers of the securities must (1) have enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment or be able to bear the investment's economic risk, (2) have access to the type of information normally provided in a prospectus, and (3) agree not to resell or distribute the securities to the public. In addition, the registrant cannot use any form of public solicitation or general advertising in connection with the offering.

The Registrant believes that all of the requirements to qualify to use the exemption from registration contained in Section 4(2) of the Securities Act have been satisfied in connection with the sale of its common stock to the Investors. Specifically, (1) the Registrant has determined that the Investors are knowledgeable and experienced in finance and business matters and thus are able to evaluate the risks and merits of acquiring the Registrant’s common stock; (2) the Investors have advised the Registrant that they are able to bear the economic risk of purchasing the common stock; (3) the Registrant has provided the Investors with access to the type of information normally provided in a prospectus; (4) pursuant to the Merger Agreement, the CLP Shareholders have agreed not to resell or distribute the securities to the public, except pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws; and (5) the Registrant did not use any form of public solicitation or general advertising in connection with the offering.

2. Regulation S under the Securities Act

In addition, the shares were issued to certain of the CLP Shareholders without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Regulation S under the Securities Act. The relevant requirements to qualify to use this exemption are described below.

The Registrant, which is located in the United States, believes that the issuance of its common stock to Fangde Zhang, Mingli Zhang, Lanrong Wei, Jianqiang Peng, Mengfang Chen, Wenwen Li, Jiajie Chen, Xiaoyan Zeng, Shaoqiu Li, Shenzhen Huayin Guaranty & Investment Company Limited, Arjuno Investments Limited, Billion Hero Investments Limited, Even Bright Investments Limited, Innovation Gaining Investments Limited, and Nation City Investments Limited (the “Offshore CLP Shareholders”) constituted an offshore transaction. Each of the Offshore CLP Shareholders is a resident of China. At the time the Registrant offered to issue its shares to the Offshore CLP Shareholders, each of the Offshore CLP Shareholders was located in China. Furthermore, at the time the Registrant issued its common stock to the Offshore CLP Shareholders, the Registrant reasonably believed that each of the Offshore CLP Shareholders was outside the United States. As a result, the Registrant believes that these facts enable it to also rely on Regulation S for an exemption from the registration requirements of Section 5 of the Securities Act with respect to the issuances to the Offshore CLP Shareholders.

Item 5.01 Changes in Control of Registrant.

Immediately prior to the completion of the Merger Transaction, Biao Tan controlled the Registrant by virtue of his holdings in the Registrant’s common stock. With the completion of the Merger Transaction, only Biao Tan and Fangde Zhang own more than five percent of the outstanding securities of the Registrant.

For information about the Merger Transaction, please see the information set forth above under Item 1.01 and Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.

Item 5.06 Change in Shell Company Status.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Merger Transaction. As a result of the Merger Transaction, the Registrant has acquired subsidiaries that possess operating businesses. Consequently, the Registrant believes that the Merger Transaction has caused it to cease to be a shell company. For information about the Merger Transaction, please see the information set forth above under Item 1.01 and Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The following financial statements are hereby included as part of this Current Report.

China Lipu Paper Limited

Report of Independent Registered Public Accounting Firm
Balance Sheets at December 31, 2006 and 2005
Statements of Operations for the Periods Ended December 31, 2006 and 2005
Statements of Cash Flows for the Periods Ended December 31, 2006 and 2005
Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2006 and 2005
Notes to Financial Statements

(b) Pro forma financial information.

The following pro forma financial statements are hereby included as part of this Current Report.

LogSearch, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year  ended December 31, 2006

(c) Exhibits.

10.1
Agreement and Plan of Merger, dated as of April 18, 2007, among the Registrant, LGSE Merger Sub, Inc., China Lipu Paper Limited, Fangde Zhang, Mingli Zhang, Lanrong Wei, Jianqiang Peng, Mengfang Chen, Wenwen Li, Jiajie Chen, Xiaoyan Zeng, Shaoqiu Li, Shenzhen Huayin Guaranty & Investment Company Limited, Arjuno Investments Limited, Billion Hero Investments Limited, Even Bright Investments Limited, Innovation Gaining Investments Limited, and Nation City Investments Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGSEARCH, INC.

Date: April 19, 2007	By:	/s/ Biao Tan
Biao Tan
Chairman of the Board &
Chief Executive Officer

CHINA LIPU PAPER LTD.

CONSLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

MORGENSTERN, SVOBODA, & BAER, CPA’s, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@GMAIL.COM

Board of Directors and Stockholders of
China Lipu Paper Ltd.

We have audited the accompanying consolidated balance sheet of China Lipu Paper Ltd. (“Company”) as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive losses, statement of stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Lipu Paper Ltd as of December 31, 2006 and 2005, and the results of their consolidated operations and their cash flows for the periods then ended, in conformity with generally accepted accounting principles in the United States of America.

Morgenstern, Svoboda & Baer, CPAs, P.C.
Certified Public Accountants

New York, NY
March 20, 2007

CHINA LIPU PAPER LTD.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005
ASSETS	2006	2005
Current Assets
Cash and cash equivalents	$115,521	$414,995
Accounts receivable, net	12,771,315	9,415,136
Notes receivable	232,364	346,055
Inventory	4,198,509	4,792,210
Other receivables, net	1,783,749	1,006,624
Trade deposits	4,312,558	1,983,239
Prepaid expenses	40,217	31,226
Total Current Assets	23,454,233	17,989,485

Property & equipment, net	14,341,963	13,973,683

Other Assets
Intangibles	2,560,101	2,621,205
Other assets	36,403	36,403
Total Other Assets	2,596,504	2,657,608

Total Assets	$40,392,700	$34,620,776

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable - current	$12,641,516	$10,700,276
Accounts payable and accrued expenses	7,414,961	7,062,268
Interest payable	5,890,420	5,087,220
Customer advances	610,331	1,166,515
Income tax payable	586,775	633,242
Total Current Liabilities	27,144,003	24,649,521

Long Term Debts
Notes payable - net of current portion	640,409	2,232,120

Stockholders' Equity
Common stock, par value, $1.00 & “nil” 50,000 shares authorized, issued, and outstanding	50,000	654,742
Additional paid in capital	4,118,798	3,514,057
Statutory reserves	5,246,450	2,204,407
Other comprehensive income	(405,007)	(206,416)
Retained earnings	3,598,046	1,572,345
Total Stockholders' Equity	12,608,288	7,739,135
Total Liabilities and Stockholders' Equity	$40,392,700	$34,620,776

The accompanying notes are an integral part of these financial statements.

CHINA LIPU PAPER LTD.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDING DECEMBER 31, 2006 AND 2005

	2006	2005

Sales, net	$31,070,512	$30,010,365

Cost of sales	23,669,295	21,056,902
Gross profit	7,401,217	8,953,463

General and administrative expenses	2,139,766	2,943,954
Income from operations	5,261,451	6,009,509

Other (Income) Expense
Investment income	(1,965)	(1,591)
Interest expense	924,645	992,516
Other income net	(1,312,975)	(508,982)
Total Other (Income) Expense	(390,295)	481,943
Income before income taxes	5,651,746	5,527,566

Provision for income taxes	584,002	684,334
Net income	$5,067,744	$4,843,232

The accompanying notes are an integral part of these financial statements.

CHINA LIPU PAPER LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,067,744	$4,843,233
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,176,503	1,037,728
Provision for doubtful accounts	(2,137,846)	908,468
Loss on disposition of fixed assets	-	21,312
(Increase) / decrease in assets:
Accounts receivables	(1,218,333)	(3,980,553)
Other receivables	(663,434)	1,161,124
Trade deposits	(2,329,319)	(467,082)
Inventory	593,701	(1,377,363)
Other current assets	(8,991)	(77,495)
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses	352,693	(863,618)
Other assets	-	9,529
Interest payable	803,200	595,010
Customer advances	(556,184)	205,106
Income tax payable	(46,467)	(67,010)

Net cash provided by operating activities	1,033,267	1,948,389

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(1,483,679)	(2,490,799)
Net cash provided by Investing activities	(1,483,679)	(2,490,799)
CASH FLOWS FROM FINANCING ACTIVITIES
Notes payable borrowings	349,529	7,000,000
Notes payable repayments	-	(6,748,932)
Stock issuance / paid in capital	-	439,098
Net cash (used in) provided by financing activities	349,529	690,166
Effect of exchange rate changes on cash and cash equivalents	(198,591)	(195,914)

Net change in cash and cash equivalents	(299,474)	(48,158)
Cash and cash equivalents, beginning balance	414,995	463,153
Cash and cash equivalents, ending balance	$115,521	$414,995
SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$630,469	$751,344
Interest payments	$121,445	$397,505

The accompanying notes are an integral part of these financial statements.

CHINA LIPU PAPER LTD.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2006 AND 2005

	Common Stock	Additional Paid I Capital	Statutory Reserves	Comprehensive Loss	Retained Earnings	Total Shareholders Equity
Balance 1/1/2005	$654,742	$3,074,958	$2,204,407	$(10,502	$(3,279,887)	$2,652,718
Paid in capital		439,099				439,099
Comprehensive				(195,914)		(195,914)
Net Income					4,843,232	4,843,232
Balance 12/31/2005	654,742	3,514,057	2,204,407	(204,416)	1,572,345	7,739,135
Transfer Reserves			3,042,043		(3,042,043)	-
Recapitalization	(604,742)	605,741				-
Comprehensive				(198,591)		(198,591)
Net Income					5,067,744	5,067,744
Balance 12/31/2006	$50,000	$4,118,798	$5,246,450	$(405,007)	$3,598,046	$12,608,288

The accompanying notes are an integral part of these financial statements.

CHINA LIPU PAPER LTD.
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 1 - ORGANIZATION

China Lipu Paper Ltd was incorporated on August 10, 2006 under the laws of the British Virgin Islands. The company’s subsidiaries include Guangxi Forestry Lipu Paper Co. Ltd., Guangxi Lvbao Waste Paper Recycling Co. Ltd, and Guangxi Hengli Power Co. Ltd., which are all wholly owned. The Company is engaged in the business of manufacturing of cardboard and cartons, waste paper recycling, and power generation.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars. The accompanying financial statements present the historical financial condition, results of operations and cash flows of the operating companies.

Translation Adjustment

As of December 31, 2006 and 2005, the accounts of China Lipu Paper Ltd. were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards (SFAS) No. 52, Foreign Currency Translation with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income as a component of shareholders equity. Transaction gains and losses are reflected in the income statement.

CHINA LIPU PAPER LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

CHINA LIPU PAPER LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $1,492,703 and $2,134,865 as at December 31, 2006 and 2005 respectively.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2006 and 2005 inventory consisted of finished goods valued at $1,142,784 and $709,512 respectively, and raw material inventory was $3,055,725 and $4,082,698, respectively.

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Real Property	50 years
Machinery & Equipment	15 years
Delivery Equipment	10 years
Computers & office Equipment	5 years

As of December 31, 2006 and 2005 Property, Plant & Equipment consist of the following:
	2006	2005
Real Property	$5,089,310	$4,346,581
Machinery & Equipment	15,579,647	15,152,807
Delivery Equipment	793,765	505,937
Computers and Office equipment	$135,901	109,620
	21,598,623	20,114,945
Accumulated depreciation	(7,256,660)	(6,141,262)
	$14,341,963	13,973,683

CHINA LIPU PAPER LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from one to ten years. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented. In August of 2000 the company purchased land rights which expire in 2050.

The components of finite-lived intangible assets are as follows:

December 31, 2006	December 31, 2005

$ 2,940,343	$2,940,343

The estimated future amortization expense related to intangible asset as of December 31, 2006 is as follows:

2007	$61,104
2008	61,104
2009	61,104
2010	61,104
2011	61,104
Thereafter	$2,254,581

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2006 there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

CHINA LIPU PAPER LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, Accounting for stock issued to employees (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

CHINA LIPU PAPER LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), Earnings per share. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows

In accordance with SFAS No. 95, Statement of Cash Flows, cash flows from the Company’s operations is based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (SFAS 131), Disclosure about Segments of an Enterprise and Related Information¨ requires use of the management approach¨ model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

CHINA LIPU PAPER LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, Share-Based Payment, an Amendment of FASB Statement No. 123 (FAS No. 123R). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements (EITF 05-6) EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In June 2005, the FASB Staff issued FASB Staff Position 150-5 (FSP 150-5), Issuers Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable. FSP 150-5 addresses whether freestanding warrants and other similar instruments on shares that are redeemable, either puttable or mandatorily redeemable, would be subject to the requirements of FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, regardless of the timing or the redemption feature or the redemption price. The FSP is effective after June 30, 2005.

In February 2006, FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments SFAS No. 155 amends SFAS No 133, Accounting for Derivative Instruments and Hedging Activities, and SFAF No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

CHINA LIPU PAPER LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September, 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statements applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R). This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

A brief description of the provisions of this Statement
The date that adoption is required
The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

CHINA LIPU PAPER LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 3 - NOTES PAYABLE

The following summarizes notes payable as of December 31, 2006 and 2005.

	2006	2005
Cinda Trustor Of China - Nanning	$8,121,591	$7,906,371
Note originally held by Bank of China - Guilin. On June 25, 2004 the loans were transferred to Cinda Trustor of China. Original terms of these loans call for interest between 5.223% & 5.475% interest per annum, with principal due between 1996-2002.

Changcheng Trustor Of China- Nanning	1,189,793	1,184,732
Note originally held by Industry and Commercial Bank of China. On June 30, 2005 the loans were transferred to China Great Wall Asset Management Corp. Original term of this loan called for interest of 6.15% interest per annum. Principal past due at date of transfer.

Agricultural Bank Of China	3,970,541	3,841,293
Term of notes call for interest from 6.912 to 7.488% per annum with principal due in 2007 & 2008.

Total	13,281,925	12,932,396
Current Portion	12,641,516	10,700,276
Long term Portion	$640, 409	$2,232,120

Notes to Cinda Trustor of China are collateralized with pledged machinery and equipment. Notes to Agricultural Bank of China are collateralized with both pledged machinery and equipment and plant buildings.

As of December 31, 2006 and 2005 accrued interest unpaid on these notes was $5,890,420 and $5,087,220 respectively.

Note 4 - COMPENSATED ABSENCES

Regulation 45 of local labor law entitles employees to annual vacation leave after one year of service. In general all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

CHINA LIPU PAPER LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 5 - INCOME TAXES

The Company is governed by the Income Tax Laws of the PRC. Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (EIT) is at a statutory rate of 33%, which is comprises of 30% national income tax and 3% local income tax.

The following is a reconciliation of income tax expense:
12/31/2006
Current		$584,002
Deferred		-
Total		$584,002
12/31/2005
Current		$684,334
Deferred		-
Total		$684,334
PRC income tax	33%
Effective rate	33%

Note 6 - STATUTORY RESERVES

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public affair fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public affair fund reserve was limited to 50 percent of the registered capital. Effect January 1, 2006 there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2006 and 2005 the Company had allocated $5,246,450 and $2,204,407 to these non-distributable reserve funds, respectively.

CHINA LIPU PAPER LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 7 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders equity at December 31, 2006 and December 31, 2005 are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at January 1, 2005	$10,502	$10,502
Change for 2005	195,914	195,914
Balance at December 31, 2005	$206,416	$206,416

Change for 2006	198,591	198,591

Balance at December 31, 2006	$405,007	$405,007

Note 8 - CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 9 - MAJOR CUSTOMERS AND CREDIT RISK

The Company had no customers who accounted for more then 10% of revenues during the years ended 2006 and 2005. One customer accounted for 16.63% and 17.65% of the company’s accounts receivable at December 31, 2006 or 2005, respectively. The company had no vendors during 2006 and 2005 who accounted for more than 10% of the total purchases. One vendor at December 31, 2006 and 2005 comprised approximately 12.93% and 11.97% of the company’s accounts payable respectively.

CHINA LIPU PAPER LTD.		LOGSEARCH, INC.
CONSOLIDATED BALANCE SHEETS		BALANCE SHEEET		Proforma
ASSETS	12/31/2006	1/31/2007	Combined	Adjustments	Proforma
Current Assets
Cash and cash equivalents	$115,521	4,735	120,256		120,256
Accounts receivable, net	12,771,315		12,771,315		12,771,315
Notes receivable	232,364		232,364		232,364
Inventory	4,198,509		4,198,509		4,198,509
Other receivables, net	1,783,749		1,783,749		1,783,749
Trade deposits	4,312,558		4,312,558		4,312,558
Prepaid expenses	40,217		40,217		40,217
Total Current Assets	23,454,233	4,735	23,458,968		23,458,968

Property & equipment, net	14,341,963		14,341,963		14,341,963

Other Assets
Intangibles	2,560,101		2,560,101		2,560,101
Other assets	36,403		36,403		36,403
Total Other Assets	2,596,504		2,596,504		2,596,504

Total Assets	$40,392,700	4,735	40,397,435		40,397,435

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable - current	$12,641,516		12,641,516		12,641,516
Accounts payable and accrued expenses	7,414,961	15,832	7,430,793		7,430,793
Interest payable	5,890,420		5,890,420		5,890,420
Customer advances	610,331		610,331		610,331
Income tax payable	586,775		586,775		586,775
Total Current Liabilities	27,144,003	15,832	27,159,835		27,159,835

Long Term Debts
Notes payable - net of current portion	640,409		640,409		640,409

Stockholders' Equity
Common stock, par value, “nil”	50,000	21,000	71,000	-50,000	21,000
Additional paid in capital	4,118,798	56,241	4,175,039	3,648,046	7,823,085
Statutory reserves	5,246,450		5,246,450		5,246,450
Other comprehensive income	-405,007		-405,007		-405,007
Retained earnings	3,598,046	-88,338	3,509,708	-3,598,046	-88,338
Total Stockholders' Equity	12,608,288	-11,097	12,597,190		12,597,190
Total Liabilities and Stockholders' Equity	$40,392,700	4,735	40,397,434	0	40,397,434

CHINA LIPU PAPER LTD.		LOGSEARCH, INC.
CONSOLIDATED STATEMENTS OF INCOME		Statement Of Operations		Proforma
FOR THE YEARS ENDING DECEMBER 31, 2006 AND 2005		3 Months ending1/31/2007	Combined	Adjustments	Proforma
	2006

Sales, net	$31,070,512		31,070,512		31,070,512
					0
Cost of sales	23,669,295		23,669,295		23,669,295
Gross profit	7,401,217		7,401,217		7,401,217
					0
General and administrative expenses	2,139,766	24,388	2,164,154		2,164,154
Income from operations	5,261,451		5,237,063		5,237,063
					0
Other (Income) Expense					0
Investment income	-1,965	-11	-1,976		-1,976
Interest expense	924,645		924,645		924,645
Other income net	-1,312,975		-1,312,975		-1,312,975
Total Other (Income) Expense	(390,295	-11	-390,306		-390,306
Income before income taxes	5,651,746	-24,377	5,627,369		5,627,369
					0
Provision for income taxes	584,002		584,002		584,002
Net income	$5,067,744	-24,377	5,043,367		5,043,367

Proforma Adjustments
Additional Paid In Capital	3,648,046
Common Stock		50,000
Retained Earnings		3,598,046
to eliminate equity of Lipu Paper